Exhibit 99.1

OriginOil Adds Third Independent Director Strengthening its Board and Corporate Governance

Anthony Fidaleo brings executive experience in public companies and oil & gas industry

Los Angeles, California - 26 June, 2012 – OriginOil, Inc. (OTC/BB: OOIL) developer of a breakthrough technology to convert algae into renewable crude oil, recently announced the appointment of Anthony Fidaleo to its board. Fidaleo will serve as OriginOil’s third independent director. In the past three months the Company has added two independent directors and chartered Audit and Compensation Committees in preparation for the commercialization of its breakthrough platform technology and the extension of its market applications.

Mr. Fidaleo is a finance executive with over 25 years of experience as a Certified Public Accountant, Chief Financial Officer, Executive Vice President, and Chief Operating Officer with public and private companies. He was most recently CFO and Executive Vice President of EOS Petro, an early stage oil and gas exploration company.

“Building our board and corporate governance is increasingly important as the company matures and focuses on its target markets,” stated Riggs Eckelberry, OriginOil’s CEO. “Anthony has worked with a wide array of companies of all sizes and particularly with high-growth technology companies. We are honored to have him on board and look forward to tapping his expertise on many levels including his oil and gas industry experience and relationships.”

“OriginOil is now on a potentially accelerated path with its commercial agreements and partnerships, and eventually distribution and licensing. OriginOil plans to continue to develop its financial management and accounting infrastructure to support this acceleration. I look forward to contributing my experience in these areas,” added Anthony Fidaleo.

Mr. Fidaleo has run his own accounting and consulting practice since 1992, primarily as an acting Chief Financial Officer or Senior Consultant for publicly traded companies ranging from start-ups to Fortune 500s. From November 2005 to February 2009 Mr. Fidaleo was the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Member of the Board of Directors and Operating Committee for iMedia International, Inc. an early stage publicly traded interactive content solutions company. Mr. Fidaleo is a California CPA (inactive) and was in public accounting from 1982 through 1992, primarily with BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo holds a B.S. degree in Accounting from California State University at Long Beach.

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About OriginOil, Inc. (www.originoil.com)

OriginOil® helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:                                       Jerry Schranz
Antenna Group – a Beckerman Company
201-465-8020
jerry@antennagroup.com

Investor Relations OriginOIl:
Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com